EXHIBIT 99.1

Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	sharon.rodger@matrixone.com

MatrixOne Reports Financial Results for Third and Fourth Quarter of Fiscal 2005

— Company Completes Financial Review and Restatement and Files Form 10-Q and Form 10-K with the SEC —

Westford, Mass. – November 8, 2005 – MatrixOne, Inc. (NASDAQ: MONEE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced results for its third quarter ended April 2, 2005 as well as its fourth quarter and fiscal year ended July 2, 2005. The Company also announced that the financial review conducted under the direction of the Audit Committee of the Company’s Board of Directors has been completed. Further, the Company has completed the related restatements of its financial statements from fiscal 1999 through the second quarter of fiscal 2005 and filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended April 2, 2005 and its Annual Report on Form 10-K for the fiscal year ended July 2, 2005.

Financial Results for Third and Fourth Quarter of Fiscal 2005

For the third quarter ended April 2, 2005, total revenues were $27.0 million, compared to $27.7 million in the same period last year. For the third quarter, net loss was $6.5 million, or $0.13 per share, compared to a net loss of $2.4 million, or $0.05 per share, in the same period last year. For the third quarter ended April 2, 2005, adjusted net loss1, which excludes amortization of intangible assets of $0.3 million, was $6.2 million, or $0.12 per share. There were no adjustments to net loss for the third quarter ended April 3, 2004.

For the fourth quarter ended July 2, 2005, total revenues were $32.5 million, compared to $29.6 million in the same period last year. For the fourth quarter, net loss was $11.7 million, or $0.23 per share, compared to net income of $0.9 million, or $0.02 per share, in the same period last year. Net loss for the fourth quarter ended July 2, 2005 includes expenses related to the financial review and restatement of $4.2 million, or $0.08 per share. For the fourth quarter ended July 2, 2005, adjusted net loss1, which excludes amortization of intangible assets of $0.3 million, was $11.4 million, or $0.22 per share, compared to adjusted net income1, which excludes restructuring gains of $0.1 million, of $0.8 million, or $0.02 per share, in the same period last year.

For the fiscal year ended July 2, 2005, total revenues were $124.1 million, compared to $109.6 million in the prior fiscal year. For the fiscal year ended July 2, 2005, net loss was $20.3 million, or $0.40 per share, compared to a net loss of $12.4 million, or $0.26 per share, in the prior fiscal year. Net loss for the fiscal year ended July 2, 2005 includes expenses related to the financial review and restatement of $4.2 million, or $0.08 per share. For the fiscal year ended July 2, 2005, adjusted net loss1, which excludes amortization of intangible assets of $1.1 million, was $19.2 million, or $0.37 per share. For the fiscal year ended July 3, 2004, adjusted net loss1, which excludes stock-based compensation, restructuring charges and asset impairment and disposal charges of $4.0 million was $8.4 million, or $0.17 per share.

Financial Review and Restatement Completed

The Company also announced today that the financial review conducted under the direction of the Audit Committee of the Company’s Board of Directors has been completed. As previously announced, management and the Audit Committee concluded that errors in revenue recognition at the Company’s Japanese subsidiary required the Company to restate its previously reported financial results. The restatement, which affected previously reported financial results from fiscal 1999 through the second quarter of fiscal 2005, has also been completed. The revenue adjustments made in the restatement related to errors in revenue recognition principally at the Company’s Japanese subsidiary and resulted in a change in the timing of the recognition of revenue previously paid for and recognized. The Company also made adjustments due to: (a) the timing of revenue recognition for certain transactions in Europe; (b) the timing of revenue recognized related to several customer arrangements that included certain commitments to provide future software functionality; (c) the recognition as research and development expense certain third-party development and licensing arrangements previously capitalized and recognized as cost of software license revenues; (d) the timing of the recognition of certain expenses associated with the revenue being adjusted; and (e) adjustments to certain other asset and liability accounts.

Total revenues for the six month period ended January 1, 2005, as restated, were $64.7 million compared to $64.7 million as previously reported. Net loss for the six month period ended January 1, 2005, as restated, was $2.0 million compared to $2.3 million as previously reported. Total revenues, as restated, for fiscal 2004 were $109.6 million compared to $109.1 million as previously reported. Net loss, as restated, for fiscal 2004 was $12.4 million compared to $16.2 million as previously reported. Expenses related to the financial review and restatement totaled approximately $5.0 million. The Company recognized $4.2 million of expenses related to the financial review and restatement in the fourth quarter of fiscal 2005 and expects to recognize approximately $0.8 million of expenses related to the financial review and restatement in the first quarter of fiscal 2006.

Company Files Form 10-Q and Form 10-K

On November 8, 2005, the Company filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended April 2, 2005 and its Annual Report on Form 10-K for the fiscal year ended July 2, 2005. The Company believes that it is now in compliance with the conditions set forth by the Nasdaq Listing Qualifications Panel when it granted the Company an additional extension for continued listing on The Nasdaq National Market until November 8, 2005. The fifth character “E” will remain appended to the Company’s symbol pending a final determination that the Company is fully compliant with Nasdaq’s filing requirements. The Company anticipates filing, as soon as practicable, an amended Quarterly Report on Form 10-Q for the second quarter of fiscal 2005 for the purpose of restating its condensed consolidated financial statements for the second quarters of fiscal 2005 and fiscal 2004. The Company will not be filing an amended Quarterly Report on Form 10-Q for the first quarter of fiscal 2005 as previously stated.

Company to Host Live Conference Call and Webcast on November 9, 2005

The Company’s management team will host a live conference call and webcast at 5:30 p.m. eastern time on Wednesday, November 9, 2005 to discuss the Company’s financial results for the third quarter ended April 2, 2005 as well as the fourth quarter and fiscal year ended July 2, 2005. The conference call may be accessed in the United States by dialing (877) 777-1972 and using passcode

“MONE”. The conference call may be accessed outside of the United States by dialing (612) 332-0636 and using passcode “MONE”. The webcast will be accessible from the Company’s website at www.matrixone.com/investor.

Key Operational Highlights

The following milestones were completed or announced during the third and fourth quarters of fiscal 2005:

•	MatrixOne recognized revenue from a number of the world’s most innovative companies, including ARM, a leading provider of power-efficient microprocessors and related technology and software; Agilent Technologies’ Semiconductor Products Group, a leading supplier of advanced semiconductor components to the mobile phone, enterprise storage and networking, and broad optoelectronic markets; Barilla, the world leader in the pasta market and the largest producer of bakery products in Italy; Cummins Inc., a leading provider of power solutions; Fujitsu Network Communications, a leading provider of customer-focused IT and carrier-class telecommunications solutions for the service provider and cable television market; Legrand, a leading provider of products and systems for electrical installations and information networks; and Lockheed Martin Corporation, an advanced technology company.

•	MatrixOne announced several new solutions including the release of Matrix 10.6, which includes advanced capabilities for synchronous product development across electrical, semiconductor, mechanical and software design, enabling companies to compress development cycles, improve information reuse and reduce the possibility of product rework, ultimately enabling companies to produce better products at a lower cost. Matrix 10.6 also featured a new business process application called MatrixOne Designer Central™, a comprehensive workgroup design application that allows product designers and their extended supply chains to manage the design process and collaborate from one central application, regardless of the design tools they are using.

•	MatrixOne announced the availability of three new MatrixOne Accelerators – the MatrixOne Accelerator for Apparel Design and Development™, the MatrixOne Semiconductor Accelerator for Design to Manufacturing™, and the MatrixOne Semiconductor Accelerator for Enterprise Project Management™. Each of the MatrixOne Accelerators enable companies to efficiently meet the unique product development challenges of specific industries by bundling MatrixOne Business Process Applications with specific industry language and terminology, data models and schema, pre-defined work processes and reports, and role-based user interfaces to speed deployment and ease user adoption.

•	MatrixOne and Telelogic, the leading global provider of solutions for advanced systems and software development, announced the availability of a Customer Needs Management solution that integrates Telelogic DOORS, the leading solution for requirements management, with MatrixOne Product Central™, the Company’s solution for managing a portfolio of products, features and configurations throughout the product lifecycle. Together, MatrixOne and Telelogic are delivering a solution that closes the gap between requirements definition and design and provides an enterprise-wide view of product requirements to all product stakeholders including sales and marketing; product management; systems and software engineers; electrical, electronic and mechanical engineers; manufacturing; customers; and suppliers.

•	MatrixOne hosted the MatrixOne Global Customer Conference 2005 (GCC 2005) which was attended by a record number of customers, prospects and partners from around the world and across every major vertical market. GCC 2005, themed “Accelerating Return on Innovation,” provided attendees with a unique opportunity to learn how some of the world’s leading-edge companies are leveraging PLM strategies and solutions from MatrixOne to transform their businesses and achieve measurable results. Some of the companies presenting at GCC 2005 included AMR Research, Agilent Technologies, Boeing Australia Ltd., Johnson & Johnson Consumer Products Company, LSI Logic, Keppel Corporation, New Balance, Nortel, Possis Medical, Procter & Gamble, and Sony Ericsson.

•	MatrixOne was highlighted as a PLM market leader in two recent industry research reports by Massachusetts-based AMR Research and Michigan-based CIMdata. MatrixOne was awarded high marks in AMR Research’s recent report entitled “The CIO’s Guide to the PERFECT Product Launch: Translating Innovation to Business Benefit,” which ranked the capabilities of 18 PLM vendors. MatrixOne received high rankings in some of the report’s most important areas – including customer needs management, product data management, portfolio management and direct material sourcing. MatrixOne was also noted as a mindshare and market presence leader in CIMdata’s annual PLM Market Analysis Report which provides a perspective on PLM across a variety of industry and geographic sectors, identifies market trends, reviews investments in PLM-related software and services during 2004 and forecasts PLM investments for 2005 through 2009.

1 The Company uses the financial measure adjusted net income (loss) to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of adjusted net income (loss) is not meant to be a substitute for net income (loss) presented in accordance with GAAP but rather should be evaluated in conjunction with net income (loss). The Company’s management believes that the presentation of adjusted net income (loss) provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges, restructuring charges, and asset impairment and disposal charges, which are charges relating to an unusual event, and stock-based compensation, which is a non-cash charge that ended during the three month period ended January 3, 2004. For the three and nine month periods ended April 2, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. For the three month period ended April 3, 2004, there were no adjustments to net loss. For the nine month period ended April 3, 2004, adjusted net income (loss) excludes restructuring charges, asset impairment and disposal charges and stock-based compensation. For the three and twelve month periods ended July 2, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. For the three month period ended July 3, 2004, adjusted net income (loss) excludes restructuring gains. For the twelve month period ended July 3, 2004, adjusted net income (loss) excludes restructuring charges, asset impairment and disposal charges and stock-based compensation. Management does not consider amortization of purchased technology and intangible assets, restructuring charges, asset impairment and disposal charges and stock-based compensation to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, adjusted net income (loss) is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. The Company’s definition of adjusted net income (loss) may differ from similar measures used by other companies and may differ from period to period.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE), a leading global provider of collaborative product lifecycle management (PLM) software and services, enables companies to accelerate product innovation to achieve top line revenue growth and improve bottom line profitability. With our world-class PLM solutions and our commitment to customer success, MatrixOne is focused on helping companies across the automotive, aerospace and defense, consumer, machinery, medical device, semiconductor and high-tech industries solve their most challenging new product development and introduction problems. More than 800 companies use our solutions to drive business value and gain a competitive advantage including industry leaders such as BAE Systems, Bosch, Comau, General Electric, Honda, Johnson Controls, Linde AG, NCR, Nokia, Philips, Porsche, Procter & Gamble, Sony Ericsson, STMicroelectronics, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts, with locations throughout North America, Europe and Asia-Pacific.

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – Forward-looking statements in this release do not constitute guarantees of future performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such statements relate, among other things, to our expected compliance with Nasdaq requirements for continued listing and our anticipated filings with the Securities and Exchange Commission. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. The risks and uncertainties that may affect forward-looking statements include, among others: the continued listing of our common stock on the NASDAQ Stock Market. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended July 2, 2005 and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2005. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

MATRIXONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	April 2, 2005	April 3, 2004	April 2, 2005	April 3, 2004
		(As Restated)		(As Restated)
Revenues:
Software license	$7,789	$10,006	$35,647	$27,549
Service	19,227	17,738	55,892	52,445

Total revenues	27,016	27,744	91,539	79,994

Cost of Revenues:
Software license	653	645	3,067	2,385
Amortization of purchased technology	199	—	531	—
Service	12,115	11,428	35,688	34,592

Total cost of revenues	12,967	12,073	39,286	36,977

Gross Profit	14,049	15,671	52,253	43,017

Operating Expenses:
Selling and marketing	10,271	9,933	31,974	28,092
Research and development	7,795	5,596	21,530	17,227
General and administrative	2,738	2,839	8,020	7,854
Amortization of intangible assets	121	—	297	—
Stock-based compensation	—	—	—	567
Restructuring charges	—	—	—	1,884
Asset impairment and disposal charges	—	—	—	1,680

Total operating expenses	20,925	18,368	61,821	57,304

Loss from Operations	(6,876)	(2,697)	(9,568)	(14,287)
Other Income, Net	498	300	1,253	949

Loss Before Income Taxes	(6,378)	(2,397)	(8,315)	(13,338)
Provision for Income Taxes	155	42	263	(5)

Net Loss	$(6,533)	$(2,439)	$(8,578)	$(13,333)

Basic and Diluted Net Loss Per Share	$(0.13)	$(0.05)	$(0.17)	$(0.28)

Shares Used in Computing Basic and Diluted Net Loss per Share	51,566	48,394	51,079	48,186

	Three Months Ended		Nine Months Ended
	April 2, 2005	April 3, 2004	April 2, 2005	April 3, 2004
		(As Restated)		(As Restated)
Reconciliation of Adjusted Net Loss[1]:
Net Loss	$(6,533)	$(2,439)	$(8,578)	$(13,333)
Adjustments:
Amortization of purchased technology	199	—	$531	—
Amortization of intangible assets	121	—	297	—
Stock-based compensation	—	—	—	567
Restructuring charges	—	—	—	1,884
Asset impairment and disposal charges	—	—	—	1,680

Adjusted Net Loss[1]	$(6,213)	$(2,439)	$(7,750)	$(9,202)

Adjusted Basic Net Loss Per Share	$(0.12)	$(0.05)	$(0.15)	$(0.19)

Adjusted Diluted Net Loss Per Share	$(0.12)	$(0.05)	$(0.15)	$(0.19)

Shares Used in Computing Adjusted Basic and Diluted Net Loss Per Share	51,566	48,394	51,079	48,186

1 The Company uses the financial measure adjusted net income (loss) to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of adjusted net income (loss) is not meant to be a substitute for net income (loss) presented in accordance with GAAP but rather should be evaluated in conjunction with net income (loss). The Company’s management believes that the presentation of adjusted net income (loss) provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges, restructuring charges, and asset impairment and disposal charges, which are charges relating to an unusual event, and stock-based compensation, which is a non-cash charge that ended during the three month period ended January 3, 2004. For the three and nine month periods ended April 2, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. For the three month period ended April 3, 2004, there were no adjustments to net loss. For the nine month period ended April 3, 2004, adjusted net income (loss) excludes restructuring charges, asset impairment and disposal charges and stock-based compensation. For the three and twelve month periods ended July 2, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. For the three month period ended July 3, 2004, adjusted net income (loss) excludes restructuring gains. For the twelve month period ended July 3, 2004, adjusted net income (loss) excludes restructuring charges, asset impairment and disposal charges and stock-based compensation. Management does not consider amortization of purchased technology and intangible assets, restructuring charges, asset impairment and disposal charges and stock-based compensation to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, adjusted net income (loss) is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. The Company’s definition of adjusted net income (loss) may differ from similar measures used by other companies and may differ from period to period.

MATRIXONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	July 2, 2005	July 3, 2004	July 2, 2005	July 3, 2004
		(As Restated)		(As Restated)
Revenues:
Software license	$11,653	$11,198	$47,300	$38,747
Service	20,862	18,385	76,754	70,830

Total revenues	32,515	29,583	124,054	109,577

Cost of Revenues:
Software license	1,220	838	4,287	3,223
Amortization of purchased technology	200	—	731	—
Service	13,784	11,626	49,472	46,218

Total cost of revenues	15,204	12,464	54,490	49,441

Gross Profit	17,311	17,119	69,564	60,136

Operating Expenses:
Selling and marketing	12,664	8,529	44,638	36,621
Research and development	7,550	5,801	29,080	23,028
General and administrative	8,010	2,402	16,030	10,256
Amortization of intangible assets	117	—	414	—
Stock-based compensation	—	—	—	567
Restructuring charges	—	(133)	—	1,751
Asset impairment and disposal charges	—	—	—	1,680

Total operating expenses	28,341	16,599	90,162	73,903

Income (Loss) from Operations	(11,030)	520	(20,598)	(13,767)
Other Income, Net	527	444	1,780	1,393

Income (Loss) Before Income Taxes	(10,503)	964	(18,818)	(12,374)
Provision for Income Taxes	1,240	37	1,503	32

Net Income (Loss)	$(11,743)	$927	$(20,321)	$(12,406)

Basic Net Income (Loss) Per Share	$(0.23)	$0.02	$(0.40)	$(0.26)

Diluted Net Income (Loss) Per Share	$(0.23)	$0.02	$(0.40)	$(0.26)

Shares Used in Computing Basic Net Income (Loss) per Share	51,714	48,596	51,238	48,411

Shares Used in Computing Diluted Net Income (Loss) per Share	51,714	51,445	51,238	48,411

	Three Months Ended		Year Ended
	July 2, 2005	July 3, 2004	July 2, 2005	July 3, 2004
		(As Restated)		(As Restated)
Reconciliation of Adjusted Net Income (Loss)1:
Net Income (Loss)	$(11,743)	$927	$(20,321)	$(12,406)
Adjustments:
Amortization of purchased technology	200	—	731	—
Amortization of intangible assets	117	—	414	—
Stock-based compensation	—	—	—	567
Restructuring charges	—	(133)	—	1,751
Asset impairment and disposal charges	—	—	—	1,680

Adjusted Net Income (Loss)[1]	$(11,426)	$794	$(19,176)	$(8,408)

Adjusted Basic Net Income (Loss) Per Share	$(0.22)	$0.02	$(0.37)	$(0.17)

Adjusted Diluted Net Income (Loss) Per Share	$(0.22)	$0.02	$(0.37)	$(0.17)

Shares Used in Computing Adjusted Basic Net Income (Loss) Per Share	51,714	48,596	51,238	48,411

Shares Used in Computing Adjusted Diluted Net Income (Loss) Per Share	51,714	51,445	51,238	48,411

1 The Company uses the financial measure adjusted net income (loss) to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of adjusted net income (loss) is not meant to be a substitute for net income (loss) presented in accordance with GAAP but rather should be evaluated in conjunction with net income (loss). The Company’s management believes that the presentation of adjusted net income (loss) provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges, restructuring charges, and asset impairment and disposal charges, which are charges relating to an unusual event, and stock-based compensation, which is a non-cash charge that ended during the three month period ended January 3, 2004. For the three and nine month periods ended April 2, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. For the three month period ended April 3, 2004, there were no adjustments to net loss. For the nine month period ended April 3, 2004, adjusted net income (loss) excludes restructuring charges, asset impairment and disposal charges and stock-based compensation. For the three and twelve month periods ended July 2, 2005, adjusted net income (loss) excludes amortization of purchased technology and intangible assets. For the three month period ended July 3, 2004, adjusted net income (loss) excludes restructuring gains. For the twelve month period ended July 3, 2004, adjusted net income (loss) excludes restructuring charges, asset impairment and disposal charges and stock-based compensation. Management does not consider amortization of purchased technology and intangible assets, restructuring charges, asset impairment and disposal charges and stock-based compensation to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, adjusted net income (loss) is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. The Company’s definition of adjusted net income (loss) may differ from similar measures used by other companies and may differ from period to period.

MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 2, 2005	April 2, 2005	July 3, 2004
			(As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$107,677	$104,990	$118,414
Accounts receivable, net	28,620	29,646	25,862
Prepaid expenses and other current assets	8,822	8,930	5,963

Total current assets	145,119	143,566	150,239
Property and Equipment, Net	6,096	6,346	7,062
Goodwill	11,929	11,938	—
Other Intangible Assets	7,645	7,962	—
Other Assets	2,171	2,297	2,077

	$172,960	$172,109	$159,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,941	$4,593	$3,862
Accrued expenses	23,034	15,869	14,592
Deferred revenues	37,040	35,579	31,250

Total current liabilities	66,015	56,041	49,704

Long Term Deferred Revenues	5,163	2,165	1,728

Stockholders’ Equity:
Common stock	518	516	487
Additional paid-in capital	227,489	226,776	213,152
Accumulated deficit	(128,088)	(116,345)	(107,767)
Accumulated other comprehensive income	1,863	2,956	2,074

Total stockholders’ equity	101,782	113,903	107,946

	$172,960	$172,109	$159,378